Exhibit 99.1
Press Release

Triad Guaranty Inc. Reports Second Quarter Results

WINSTON-SALEM, N.C., August 14, 2012 -- Triad Guaranty Inc. (OTCBB: TGIC) today reported a net loss for the quarter ended June 30, 2012 of $31.3 million compared to a net loss of $37.7 million for the first quarter of 2012 and a net loss of $4.4 million during the second quarter of 2011.  The 2012 second quarter diluted loss per share was $2.05 compared to a diluted loss per share of $2.47 for the 2012 first quarter and $0.29 for the second quarter of 2011.

The net loss for the six months ended June 30, 2012 was $69.0 million compared to a net loss of $9.3 million for the six months ended June 30, 2011.  The diluted loss per share was $4.52 for the six months ended June 30, 2012 compared to a diluted loss per share of $0.61 for the six months ended June 30, 2011.

Ken Jones, President and CEO, said, "During the second quarter, we continued to see a drop in the number of new defaults as well as the total risk in default.  Primary risk in default declined by 8.2% during the second quarter of 2012 compared to a sequential decline of 7.4% in the first quarter of 2012 and 6.9% in the second quarter of 2011. Net losses and loss adjustment expenses for the second quarter amounted to $68.2 million compared to $67.9 million in the first quarter of 2012, and up substantially from the $41.3 million reported in the second quarter of 2011.  Comparisons to the second quarter of 2011 is difficult due to the positive impact of reserve adjustments during that period.  Settled claims were $108.1 million in the second quarter of 2012 compared to $97.1 million during the 2012 first quarter and $111.6 million in the second quarter of 2011. Persistency, the key driver of our earned premiums, remained at elevated levels compared to historical norms as many borrowers are finding it difficult to sell or refinance their homes."

Mr. Jones continued, "As a company in run-off, our primary focus remains on the efficient and effective servicing of our insured portfolio, particularly with respect to loss management, in order to maximize our claims-paying ability.  Our deficit in assets remains substantial and was $771.4 million at June 30, 2012.  We believe that, absent significant positive changes in the economy and the residential real estate market, our existing assets and future premiums likely will not be sufficient to meet our current and future policyholder obligations."

We have updated the quarterly statistical and supplemental information for the 2012 second quarter results on our web site at www.triadguaranty.com.  The supplemental information can be found under "Investors" and then under "Webcasts and Presentations" by the title "Supplemental Information - Second Quarter 2012".

(Relevant Triad Guaranty Inc. financial and statistical information follows)

Triad Guaranty Inc.'s wholly owned subsidiary, Triad Guaranty Insurance Corporation, is a nationwide mortgage insurer pursuing a run-off of its existing in-force book of business.  For more information, please visit the Company's web site at www.triadguaranty.com.

Certain of the statements contained in this release are "forward-looking statements" and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include estimates and assumptions related to economic, competitive, regulatory, operational and legislative developments. These forward-looking statements are subject to change, uncertainty and circumstances that are, in many instances, beyond our control and they have been made based upon our current expectations and beliefs concerning future developments and their potential effect on us. Actual developments and their results could differ materially from those expected by us, depending on the outcome of a number of factors, including: the possibility that the Illinois Department of Insurance may take various actions regarding Triad if it does not operate its business in accordance with its revised financial and operating plan and the corrective orders, or for other reasons, including seeking receivership proceedings; our ability to operate our business in run-off and maintain a solvent run-off; our ability to continue as a going concern; the possibility of general economic and business conditions that are different than anticipated; legislative, regulatory, and other similar developments; changes in interest rates, employment rates, the housing market, the mortgage industry and the stock market; legal and other proceedings regarding modifications and refinancing of mortgages and/or foreclosure proceedings; the possibility that there will not be adequate interest in our common stock on the over the counter markets to ensure efficient pricing; and various factors described under "Risk Factors" and in the "Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995" in our Annual Report on Form 10-K for the year ended December 31, 2011 and in other reports and statements filed with the Securities and Exchange Commission.  Forward-looking statements are based upon our current expectations and beliefs concerning future events and we undertake no obligation to update or revise any forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements are made, except as otherwise required by law.

SOURCE: Triad Guaranty Inc.
CONTACT: Bob Ogburn, Vice President and Treasurer, at 336.723.1282 ext. 1167 or bogburn@tgic.com

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Triad Guaranty Inc.
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Dollars in thousands except per share amounts)	2012	2011	2012	2011
Revenues:
Earned premiums	$36,760	$35,394	$71,297	$72,522
Net investment income	5,874	8,126	11,983	16,617
Net realized investment gains	807	3,000	980	2,564
Other income	2,513	29	2,516	56
Total revenues	45,954	46,549	86,776	91,759
Losses and Expenses:
Net settled claims	108,134	111,583	205,266	218,492
Decrease in reserves	(41,024)	(70,752)	(71,556)	(137,446)
Loss adjustment expenses	1,074	469	2,456	1,959
Net losses and loss adjustment expenses	68,184	41,300	136,166	83,005

Interest expense	4,938	4,469	9,919	8,447
Other operating expenses	4,136	5,178	9,720	9,615
Total losses and expenses	77,258	50,947	155,805	101,067
Loss before income taxes	(31,304)	(4,398)	(69,029)	(9,308)
Income tax expense	-	-	-	-
Net loss	$(31,304)	$(4,398)	$(69,029)	$(9,308)

Per Share Information:
Diluted loss per share	$(2.05)	$(0.29)	$(4.52)	$(0.61)

Diluted weighted average common stock and common stock equivalents outstanding (in thousands of shares)	15,293	15,258	15,275	15,241

Triad Guaranty Inc.
Consolidated Balance Sheets

	(Unaudited)		(Unaudited)
	June 30,	December 31,	June 30,
(Dollars in thousands)	2012	2011	2011
Assets:
Invested assets:
Fixed maturities, available for sale, at market	$705,250	$746,238	$757,124
Short-term investments	34,014	30,102	65,894
	739,264	776,340	823,018
Cash and cash equivalents	36,037	40,590	40,277
Reinsurance recoverable	19,372	22,988	31,230
Other Assets	53,351	56,309	46,141
Total assets	$848,024	$896,227	$940,666

Liabilities:
Losses and loss adjustment expenses	$779,179	$854,188	$910,530
Unearned premiums	7,116	6,871	8,642
Deferred payment obligation	723,551	629,700	517,193
Other liabilities	109,576	109,042	97,629
Total liabilities	1,619,422	1,599,801	1,533,994

Stockholders' deficit:
Accumulated deficit	(895,844)	(826,815)	(728,354)
Accumulated other comprehensive income	10,175	8,977	20,769
Other equity accounts	114,271	114,264	114,257
Deficit in assets	(771,398)	(703,574)	(593,328)
Total liabilities and stockholders' deficit	$848,024	$896,227	$940,666

Common shares outstanding (in thousands)	15,368	15,328	15,328

Triad Guaranty Inc.
Consolidated Statements of Cash Flow
(Unaudited)

	Six Months Ended
	June 30,
(Dollars in thousands)	2012	2011
OPERATING ACTIVITIES
Net loss	$(69,029)	$(9,308)
Adjustments to reconcile net loss to net cash used in operating activities:
Decrease in loss and unearned premium reserves	(74,764)	(149,921)
Decrease in amounts due to/from reinsurer	3,616	9,576
Net realized investment gains	(980)	(2,564)
Increase in deferred payment obligation	93,851	101,536
Collection of income taxes recoverable	-	11,707
Other operating activities	5,269	7,881
Net cash used in operating activities	(42,037)	(31,093)

INVESTING ACTIVITIES
Purchases of investment securities	(30,782)	(35,338)
Sales and maturities of investment securities	71,757	94,372
Purchases of short-term investments	(3,909)	(26,333)
Other investing activities	418	(94)
Net cash provided by investing activities	37,484	32,607

Net (decrease) increase in cash	(4,553)	1,514
Cash at beginning of year	40,590	38,762
Cash at end of period	$36,037	$40,276

Triad Guaranty Inc.
Sequential Quarterly Financial Statements
(unaudited)

	Condensed Statements of Operations For The Quarter Ended
	Jun. 30,	Mar. 31,	Dec. 31,	Sept. 30,	Jun. 30,
(Dollars in thousands)	2012	2012	2011	2011	2011
Revenue:
Earned premiums	$36,760	$34,537	$39,111	$49,719	$35,394
Net investment income	5,874	6,109	6,779	7,364	8,126
Realized investment gains	807	173	11,296	1,349	3,000
Other income	2,513	3	1	10	29
Total revenues	45,954	40,822	57,187	58,442	46,549
Losses and Expenses:
Net settled claims	108,134	97,131	113,936	132,545	111,583
Change in reserves	(41,024)	(30,531)	(5,885)	(44,192)	(70,752)
Loss adjustment expenses (benefit)	1,074	1,382	(633)	(511)	469
Net losses and LAE expense	68,184	67,982	107,418	87,842	41,300
Interest expense	4,938	4,981	4,984	4,813	4,469
Other operating expenses	4,136	5,584	4,583	4,450	5,178
Total losses and expenses	77,258	78,547	116,985	97,105	50,947
Loss before taxes	(31,304)	(37,725)	(59,798)	(38,663)	(4,398)
Income tax expense (benefit)	-	-	1,134	(1,134)	-
Net loss	$(31,304)	$(37,725)	$(60,932)	$(37,529)	$(4,398)

	Condensed Balance Sheets As Of
	Jun. 30,	Mar. 31,	Dec. 31,	Sept. 30,	Jun. 30,
	2012	2012	2011	2011	2011
Assets
Invested assets	$739,264	$784,896	$776,340	$773,078	$823,018
Cash	36,037	17,355	40,590	65,051	40,277
Reinsurance recoverable	19,372	19,712	22,988	23,719	31,230
Other assets	53,351	53,732	56,309	56,897	46,141
Total assets	$848,024	$875,695	$896,227	$918,745	$940,666

Liabilities and stockholders' deficit
Liabilities:
Losses and loss adjustment expenses	$779,179	$821,512	$854,188	$864,049	$910,530
Deferred payment obligation	723,551	674,191	629,700	576,510	517,193
Accrued expenses and other liabilities	116,692	117,771	115,913	109,095	106,271
Total liabilities	1,619,422	1,613,474	1,599,801	1,549,654	1,533,994
Deficit in assets	(771,398)	(737,779)	(703,574)	(630,909)	(593,328)
Total liabilities and stockholders' deficit	$848,024	$875,695	$896,227	$918,745	$940,666